EXHIBIT 99.1

Editorial Contacts:

Michelle Basch

Public Relations

LEGATO Systems, Inc.

650.210.7403

mbasch@legato.com

Sandy O’Halloran

VP, Investor Relations

LEGATO Systems, Inc.

650.210.7481

sandyoh@legato.com

LEGATO Systems, Inc. Announces First Quarter 2003 Results

Mountain View, CA, April 22, 2003—LEGATO Systems, Inc. (NASDAQ: LGTO), a worldwide leader in enterprise storage management software, today announced financial results for its first quarter of 2003.

Revenues for the first quarter of 2003 were $74.0 million, a decrease of 3% from the $76.6 million reported for the fourth quarter of 2002 and an increase of 33% from the $55.6 million reported for the first quarter of 2002. Net loss, computed in accordance with generally accepted accounting principles (GAAP), for the first quarter of 2003 was $2.6 million, or $0.02 per share, as compared to a GAAP net loss of $10.0 million, or $0.09 per share, for the fourth quarter of 2002, and as compared to a GAAP net loss of $46.7 million, or $0.52 per share, for the first quarter of 2002. In the fourth quarter of 2002, the Company took a charge to earnings of $11.7 million primarily related to the costs of excess facilities. In the first quarter of 2002, the Company took a litigation settlement charge of $67.0 million.

LEGATO reports net loss and basic and diluted net loss per share in accordance with GAAP and additionally on a non-GAAP basis, referred to as pro forma, which excludes the amortization of intangibles and certain other charges, such as litigation settlement charge, restructuring costs, non-operating gains or losses, valuation allowance on deferred tax assets and other related income tax effects.

After excluding these charges, effects and items included in GAAP reporting, pro forma net income for the first quarter of 2003 was $0.1 million, or $0.00 per share, as compared to a net income of $0.7 million, or $0.01 per share, for the fourth quarter of 2002, and a net loss of $5.7 million, or $0.06 per share, for the first quarter of 2002. As in prior periods, a reconciliation of GAAP net loss to the pro forma non-GAAP net income (loss) is included on the consolidated statements of operations attached.

LEGATO believes pro forma reporting is a more accurate representation of the Company’s on-going economic performance, and therefore uses pro forma reporting internally to evaluate and manage the Company’s operations. LEGATO has chosen to provide this information to investors to enable them to more readily compare operating results and as a means to emphasize the results of on-going operations.

“With the ongoing push for corporations to come into compliance with various regulations, our content and messaging solutions are gaining momentum,” said David B. Wright, Chairman and CEO of LEGATO Systems. “In addition we were pleased to see anticipated product announcements well received by partners and alliances. LEGATO today is the preferred company enterprises turn to for scalable and secure software solutions that ensure reliable access to vital information when needed.”

“LEGATO has successfully posted another quarter that has met or exceeded our expectations. The balance sheet continues to show strength. During the quarter the company generated $2.1 million of cash from operations, DSO’s (days sales outstanding) decreased to 52 days and deferred revenue was up 3% quarter over quarter,” said Andy Brown, CFO of LEGATO Systems.

The Company will be hosting a conference call today at 9:00 a.m. Eastern (6:00 a.m. Pacific) time to discuss the financial results referenced in this press release. A slide presentation is available by going to the Company’s website at www.LEGATO.com.

There will be two ways to participate in the call:

1.	Telephonically by dialing (719) 457-2600 and viewing the slides at www.LEGATO.com.

2.	Through a live audio stream and viewing the slides on the corporate website at www.LEGATO.com.

A telephonic replay of the conference call is available until April 25, 2003 by calling (719) 457-0820 Passcode: 631483. The web cast of the conference call with the supporting slide presentation will be archived on the corporate website at www.LEGATO.com.

About LEGATO

LEGATO Systems, Inc. (NASDAQ:LGTO) delivers worldwide enterprise class software solutions and services that keep the world’s business-critical information and applications available. With a direct sales force and through strategic partnerships and alliances, LEGATO delivers the advantage of business continuance through enterprise automation with information protection, application availability as well as content, message and storage management solutions. The company’s corporate headquarters are located at 2350 West El Camino Real, Mountain View, CA 94040, (650) 210-7000, fax: (650) 210-7032, Web site: www.legato.com.

Information regarding products, services and offerings may be superseded by subsequent documents. For the latest information and specifications regarding LEGATO Systems, Inc. and any of its offerings or services, please contact your local sales office or the Corporate Headquarters.

LEGATO and the LEGATO logo are registered trademarks, and LEGATO NetWorker, NetWorker, SmartMedia, Co-StandbyServer, RepliStor, SnapShotServer, QuikStartz, AlphaStor, ClientPak, Xtender, XtenderSolutions, DiskXtender, ApplicationXtender, ArchiveXtender, EmailXtender, and EmailXaminer are trademarks or registered trademarks of LEGATO Systems, Inc. This is a nonexhaustive list of LEGATO trademarks, and other trademarks may be the property of their respective owners.

This press release contains forward-looking statements about projections or other forward looking statements regarding future events or the future financial performance of the company. We wish to caution you that such statements are just predictions and actual events or results may differ materially. Forward looking statements involve a number of risks and uncertainties. Please refer to the documents LEGATO Systems files from time to time with the Securities and Exchange Commission, specifically each company’s latest filed Form 10-K and Form 10-Q. These documents contain and identify important risk factors that could cause actual results to differ materially from those contained in this press release (including expectations as to 2003 results) The forward-looking statements in this press release reflect the Company’s beliefs and predictions as of April 22, 2003. The Company disclaims any obligation to update these forward-looking statements as a result of financial, business or any other developments occurring after April 22, 2003.

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LEGATO SYSTEMS, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share amounts)

	Three Months Ended
	March 31, 2003	Dec. 31, 2002	March 31, 2002
Revenue:
Product	$34,388	$39,919	$28,750
Service and support	39,623	36,699	26,881

Total revenue	74,011	76,618	55,631

Cost of revenue:
Product	1,995	2,278	1,711
Service and support	11,587	11,585	10,595

Total cost of revenue	13,582	13,863	12,306

Gross profit	60,429	62,755	43,325

Operating expenses:
Sales and marketing	33,314	37,258	31,719
Research and development	18,510	17,081	14,520
General and administrative	8,154	7,835	7,069
Amortization of intangibles	2,695	2,695	1,432
Restructuring costs	—	11,749	—
Litigation settlement charge	—	—	67,000

Total operating expenses	62,673	76,618	121,740

Loss from operations	(2,244)	(13,863)	(78,415)
Interest and other income (expense), net	(361)	88	514

Loss before benefit from income taxes	(2,605)	(13,775)	(77,901)
Benefit from income taxes	—	(3,766)	(31,160)

Net loss	$(2,605)	$(10,009)	$(46,741)

Basic and diluted net loss per share	$(0.02)	$(0.09)	$(0.52)

Weighted average shares outstanding	116,173	115,830	90,312

Reconciliation of GAAP net loss to pro forma non-GAAP net income (loss):
GAAP net loss	$(2,605)	$(10,009)	$(46,741)
Amortization of intangibles (net of tax)	1,846	1,846	859
Litigation settlement charge (net of tax)	—	—	40,200
Restructuring charges (net of tax)	—	7,049	—
Change in valuation allowance to offset the net deferred tax assets	849	5,549	—
Adjustment of tax reserves	—	(3,766)	—

Pro forma non-GAAP net income (loss)	$90	$669	$(5,682)

Pro forma non-GAAP net income (loss) per share (basic)	$0.00	$0.01	$(0.06)

Pro forma non-GAAP net income (loss) per share (diluted)	$0.00	$0.01	$(0.06)

Weighted average shares outstanding (basic)	116,173	115,830	90,312

Weighted average shares outstanding (diluted)	119,289	117,586	90,312

The above pro forma non-GAAP information is based upon our unaudited consolidated statements of operations for the periods shown, with certain adjustments. This presentation is not in accordance with, or an alternative for, U.S. Generally Accepted Accounting Principles (GAAP) and may not be consistent with the presentation used by other companies. However, Legato believes pro forma non-GAAP reporting is a more accurate representation of the Company’s on-going economic performance and therefore uses pro forma non-GAAP reporting internally to evaluate and manage the company’s operations. Legato has chosen to provide this information to investors to enable them to more readily compare operating results and as a means to emphasize the results of on-going operations.

LEGATO SYSTEMS, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

	Three Months Ended March 31,
	2003	2002
Cash flows from operating activities:
Net loss	$(2,605)	$(46,741)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Deferred taxes	—	(30,084)
Depreciation and amortization	7,382	5,225
Provision for (benefit from) doubtful accounts and sales returns	1,100	(910)
Amortization of deferred stock compensation	67	—
Changes in operating assets and liabilities:
Accounts receivable	7,261	6,567
Other assets	(1,062)	749
Accounts payable	(606)	(1,455)
Accrued liabilities	(11,182)	57,701
Deferred revenue	1,830	(1,058)

Net cash provided by (used in) operating activities	2,185	(10,006)

Cash flows from investing activities:
Purchases of available-for-sale securities	—	(209,383)
Maturities and sales of available-for-sale securities	6,436	202,877
Purchases of property and equipment	(2,027)	(6,345)

Net cash used in investing activities	4,409	(12,851)

Cash flow from financing activities:
Proceeds from issuance of common stock	262	6,673
Borrowing against line of credit	14,620	—
Payment against line of credit	(10,550)	—

	4,332	6,673

Effect of exchange rate changes on cash and investments	151	—

Net change in cash and investments	11,077	(16,184)
Cash and cash equivalents at beginning of period	54,726	63,281

Cash and cash equivalents at end of period	$65,803	$47,097

LEGATO SYSTEMS, INC.

CONSOLIDATED BALANCE SHEETS

(in thousands)

	March 31, 2003	December 31, 2002
ASSETS
Current assets:
Cash, cash equivalents and investments	$75,205	$70,044
Accounts receivables, net	43,140	51,501
Other current assets	8,823	7,487

Total current assets	127,168	129,032
Property and equipment, net	41,141	43,906
Intangible assets, net	27,891	30,586
Goodwill	270,709	270,709
Other assets	5,209	5,483

	$472,118	$479,716

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Line of credit	$14,620	$10,550
Accounts payable	11,688	12,294
Accrued liabilities	47,027	58,314
Deferred revenue	69,675	67,956

Total current liabilities	143,010	149,114
Deferred revenue—net of current portion	2,919	2,808

Total liabilities	145,929	151,922

Stockholders’ equity:
Common stock and capital in excess of par	627,312	627,067
Deferred stock compensation	(332)	(416)
Accumulated other comprehensive income	1,253	582
Accumulated deficit	(302,044)	(299,439)

Total stockholders’ equity	326,189	327,794

	$472,118	$479,716

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